UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2005

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.                                              Results of Operations and Financial Condition.

On November 18, 2005, Haynes International, Inc. (the “Company”) issued a press release in which it announced that it expects to report earnings for the fourth quarter of fiscal 2005 in the range of $0.13 to $0.15 per diluted share, with net loss for the fiscal year in the range of $(0.43) to $(0.47) per diluted share.  While sales levels were robust, earnings for the fourth quarter were negatively impacted by unplanned equipment outages, increased energy costs, and the consumption of higher cost raw materials.   The 2005 fiscal year results reflect approximately $30.2 million in non-cash fresh start accounting adjustments recorded during the year.

The Company also announced  that it plans to host a conference call on Friday, December 2, 2005 to discuss its fourth quarter and twelve month financial results for the period ended September 30, 2005 and to issue a press release announcing results after market close on December 1, 2005.  A live Webcast of the conference call will be available at www.haynesintl.com or at www.investorcalendar.com.  To participate, please dial the teleconferencing number shown below five minutes prior to the scheduled conference time.

Date:	Friday, December 2, 2005
Time:	9:00 a.m. Eastern Time
8:00 a.m. Central Time
7:00 a.m. Mountain Time
6:00 a.m. Pacific Time

Dial-In Numbers:	877-407-9205 (Domestic)
201-689-8054 (International)

A copy of this press release is attached as Exhibit 99.1 and is being  furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 7.01.                                              Regulation FD Disclosure.

The Company also announced in its press release issued November 18, 2005, that that its Board of Directors has appointed a Special Committee of independent directors to explore strategic alternatives, including a potential sale of the Company to a third party or merger that could result in a change of control of the Company, and that Houlihan Lokey Howard & Zukin has been retained to serve as the financial advisor to assist the Special Committee in identifying and exploring strategic alternatives.  There can be no assurance that the Company will enter into or consummate any transaction; or as to the terms or timing thereof.  A copy of this press release is attached as Exhibit 99.1 and is being  furnished, not filed, under Item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
99.1	Haynes International, Inc. press release, issued November 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: November 18, 2005	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Haynes International, Inc. press release, issued November 18, 2005.